Exhibit 10.22

Translation for information purposes only

Amendment to the Services Agreement

relating to the SARA-DATA Clinical Data Platform

Between

Biophytis SA

as Client

and

BlueCompanion

as Service Provider

TABLE OF CONTENTS

1	DEFINITIONS - INTERPRETATION	4

2	MODIFICATIONS MADE TO THE CONTRACT	4

3	ABSENCE OF OTHER MODIFICATIONS	5

4	ABSENCE OF NOVATION	5

5	ENTRY INTO FORCE	5

6	INVALIDITY OF A STIPULATION	5

THIS AMENDMENT IS ENTERED INTO ON 22 DECEMBER 2017:

BETWEEN

(1)                                 Biophytis SA, a public limited company with share capital of EUR 2,692,682.60, having its registered office located at 14 avenue de l’Opéra, 75001 Paris, registered in the Trade and Companies Register of Paris under number 492.002.225 and represented by Mr Stanislas Veillet, duly authorised for the purposes hereof (hereinafter the “Client”)

and

(2)                                 BlueCompanion Ltd, a company under English law, having its registered office located at Carlyle House, Lower Ground Floor, 235-237 Vauxhall Bridge Road, London, England SW1V 1EJ, United Kingdom, registered under number 9648211, represented by Mrs Susanna Del Signore, duly authorised for the purposes hereof (hereinafter the “Service Provider”).

The Client and the Service Provider are hereinafter collectively referred to as the Parties and individually as a Party.

THE FOLLOWING WAS SET FORTH BEFOREHAND

(A)                               The Client is a company specialising in biomedical research and the development of health products (nutraceuticals and medicines). The Client has developed a portfolio of candidate drugs at different stages of development that address age-related degeneration pathologies.

(B)                               One of the candidate drugs being developed, named Sarconeos, concerns sarcopenia (skeletal muscle degeneration). The preparation of the clinical study of Phase 2b of Sarconeos is in progress, including, among other things, a study for characterisation and preselection of the target population in four (4) countries (Belgium, France, Italy and the United States) (hereinafter the “SARA-OBS Study”).

(C)                               The Service Provider is a company that offers services in connection with the implementation of clinical trials.

(D)                               The Parties wanted to establish a technological partnership in order to achieve the creation of a digital platform in connection with the clinical development of Sarconeos, and in particular the SARA-OBS Study (BI0101-CL02), allowing the Client to collect and analyse the clinical data relating to Sarconeos (hereinafter the “SARA-DATA Clinical Data Platform”).

(E)                                Starting from October 2016, the Service Provider began to carry out services in order to implement and develop the SARA-DATA Clinical Data Platform. To this end, 16 May 2017 the Parties entered into a service-providing agreement in order to formalise their contractual relationship and to specify the terms and conditions for implementation of the development of the SARA-DATA Clinical Data Platform (hereinafter the “Agreement”). A copy of the Agreement is enclosed as Appendix 1.

(F)                                 The Parties now wish to modify (i) the specifications, (ii) the budget and (iii) the duration of the Agreement.

(G)                               As a result of the preceding, the Parties have agreed to sign this amendment to the Agreement (the “Amendment”).

THIS HAVING BEEN SET FORTH, THE FOLLOWING WAS AGREED AND DECIDED:

1                                        DEFINITIONS - INTERPRETATION

For the purposes of this Amendment, capitalised terms and expressions have the meaning given to them in the Agreement, unless otherwise defined in this Amendment.

2                                        MODIFICATIONS MADE TO THE CONTRACT

2.1                              Modification of Article 1 of the Agreement

By this Amendment, the Parties agree to add a new paragraph 1.2 in Article 1 of the Agreement, worded as follows:

“1.1                          The Agreement aims to specify and organise the conditions under which (i) the Client entrusts to the Service Provider the design, development, deployment, management and exploitation of the SARA-OBS Clinical Data Platform and (ii) the Service Provider transfers to the Client all developments and data carried out and collected by the Service Provider in connection with the implementation, development and exploitation of the SARA-OBS Clinical Data Platform in accordance with the Services provided for by the Agreement, including without limitation, any deliverables, studies, reports, manuals, creation, processes, products, models, equipment, trials, source code, object code and specifications relating to the SARA-OBS Clinical Data Platform (the “Developments”).

1.2                              It is specified that the Services (as this term is defined below), will be carried out on an on-going basis as the SARA-OBS Study progresses, and consequently involves the collection, hosting and processing of personal health data by the Service Provider, in compliance with the applicable legal and regulatory requirements.”

2.2                              Modification of Article 5 of the Agreement

By this Amendment, the Parties agree to modify Article 5 of the Agreement, which will henceforth be worded as follows:

5.             “LEGAL AUTHORISATIONS AND COMPLIANCE WITH THE LEGISLATIVE AND REGULATORY PROVISIONS

5.1        It is specified that the Services (as this term is defined below), will be carried out on an on-going basis as the SARA-INT Study progresses, and consequently involves the collection, hosting and processing of personal health data by the Service Provider, in compliance with the applicable legal and regulatory constraints.

5.2        In this context, the Service Provider declares that it holds all legal, administrative and regulatory authorisations necessary to perform the Services, including in particular the implementation and development of the SARA-OBS Clinical Data Platform, applicable to its activity of collection, hosting and processing of personal health data in accordance with all provisions of (i) French law (ii) European law and (iii) US law.

5.3         The Parties undertake to collaborate for the implementation of new legal, administrative and regulatory authorisations and for any modifications of authorisations already implemented, necessary for the implementation and development of the SARA-OBS Clinical Data Platform.

5.4       The Service Provider undertakes to comply, for the duration of the Agreement, with any provision of French law applicable to its activity of collection, hosting and processing of personal health data and in particular, without limitation, Articles L. 1111-7, L. 1111-8 and L. 1112-1 of the public health code.

5.5       The Service Provider undertakes to comply, for the duration of the Agreement, with any provision of European law and US law applicable to its activity of hosting and processing of personal health data and in particular, without limiting itself thereto, Directive 95/46/EC of the European Parliament and Council, of 24 October 1995, on the protection of individuals with regard to the processing of personal data and on the free movement of such data.”

2.3                               Modification of Article 8 of the Agreement

By this Amendment, the Parties agree to modify Article 8 of the Agreement, which will henceforth be worded as follows:

“8.                               DURATION

8.1                               The Agreement is entered into on the date hereof with retroactive effect from the 1st of July 2016 and ends on 31 December 2018.”

2.4                               Modification of Annex 1 of Article 2.1 of the Agreement

By this Amendment, the Parties agree to modify the entire Annex 1 of Article 2.1 of the Agreement, specifying the specifications and the budget, the new version of which is enclosed as Annex 2of the Amendment.

3                                        ABSENCE OF OTHER MODIFICATIONS

3.1                               The Parties expressly agree that with the sole exception of the modifications expressly made to the stipulations of the Agreement under the conditions referred to above, all other stipulations of the Agreement remain unchanged and in full force.

3.2                               Any reference to the Agreement must be understood as a reference to the Agreement modified by this Amendment.

3.3                               Unless otherwise stipulated in this Amendment, the Agreement remains in full force, and from the date of signing of the Amendment, the Agreement and this Amendment must be read and interpreted as forming a single document.

4                                        ABSENCE OF NOVATION

4.1                               With the exception of what is expressly stipulated in Article 2 of the above Amendment, this amendment does not implement any novation concerning the terms and conditions of the Agreement.

4.2                               This condition is an essential and determining condition for the Parties’ consent, without which they would not have signed the Amendment.

5                                        ENTRY INTO FORCE

Amendment shall enter into force on the date of signing of the Amendment.

6                                        INVALIDITY OF A STIPULATION

If one of the provisions of the Amendment proves to be invalid, unenforceable, void, illegal or inapplicable, this cannot call into question the validity, opposability or enforceability of the other provisions of the Amendment, which will not affected or altered in any way by it and the Parties will not be exempt from fulfilling the Amendment.

Drawn up in Paris

On December 22, 2017

In two (2) originals

/s/ Stanislas Veillet	/s/ Susanna Del Signore
Biophytis SA Represented by Mr	BlueCompanion Represented by Ms Susanna Del Signore

Annex 1:

Service-providing Agreement

relating to the SARA Clinical Data Platform